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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 1, 1997





                         NORTHSTAR HEALTH SERVICES, INC.
               (Exact name of registrant as specified in charter)


  Delaware                       0-21752                      25-1697152
(State or other             (Commission File                 (IRS Employer
jurisdiction of                  Number)                   Identification No.)
incorporation)



665 Philadelphia Street, Indiana, Pennsylvania                    15701
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:  (412) 349-7500





                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 1.  Changes in Control of Registrant.

         On August 1, 1997, a unanimous panel of the Delaware Supreme Court affirmed the decision of the Delaware Chancery Court confirming the election of five new directors to the Company's Board of Directors and the concurrent removal of all of the incumbent directors other than Thomas W. Zaucha. The present Northstar Board, which has been in office since May 8, 1997, was elected by written consent of the holders of 61% of Northstar's outstanding common shares and consists of Mr. Zaucha (Chairman), Lawrence F. Jindra, M.D., James H. McElwain, Mark G. Mykityshyn, Roger J. Reschini and David B. White.

         Northstar's 1997 Annual Meeting of Stockholders is currently scheduled for September 11, 1997, in Indiana, Pennsylvania.



Item 5.  Other Events.

         The Company is also terminating its existing profit-sharing arrangements with the four therapists charged with managing the Company's clinics in Indiana, PA, Blairsville, PA, Natrona Heights, PA, Saltsburg, PA and Holiday Park, PA. The Company expects to pay approximately $550,000 in termination payments pursuant to existing agreements with these employees. Under these arrangements, the Company paid these employees approximately $130,000 in the first six months of 1997 and will no longer incur such costs following the contemplated transaction.



Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of businesses being acquired:  None.

         (b)  Pro Forma financial information:  None.

         (c)  Exhibits:

                  99.1 Press release, dated August 4, 1997, issued by the Company regarding the ruling of the Delaware Supreme Court.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              NORTHSTAR HEALTH SERVICES, INC.



                                              /s/ Thomas W. Zaucha
                                           Name:  Thomas W. Zaucha
                                          Title:  Chief Executive Officer
                                                  and President

August 5, 1997

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                                  EXHIBIT INDEX

Exhibit

   99.1 Press release, dated August 4, 1997, issued by the Company regarding the ruling of the Delaware Supreme Court














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